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                                                                 Exhibit 10.3


                           SALE AND EXCHANGE AGREEMENT

    SALE AND EXCHANGE AGREEMENT, dated as of the 4th day of June, 1998, by and among ARBOR NATIONAL COMMERCIAL MORTGAGE, LLC ("ANCM"), a New York limited liability company organized on January 25, 1995 and operating under a Restated and Amended Operating Agreement (the "Operating Agreement") dated as of January 1, 1996; the individuals and entities as set forth in Appendix A attached hereto (the "Members"), who hold membership interests in ANCM; ARBOR MANAGEMENT LLC, a New York limited liability company and the Manager of ANCM ("Management"); ARBOR SECURED FUNDING, INC., a New York corporation which is a subsidiary of ANCM ("ASF"); and ARBOR NATIONAL HOLDINGS, INC., a New York Corporation, formed on June 12, 1998 ("ANHI").

                              W I T N E S S E T H:

    WHEREAS, the undersigned Members, who constitute all of the Members of ANCM, desire to irrevocably sell, transfer, assign and convey to ANHI all of the membership interests of ANCM (each, a "Membership Interest" and, collectively, the "Membership Interests") in exchange for shares (the "Exchange Shares") of common stock of ANHI (the "Common Stock"), upon the terms and conditions further described hereinbelow;

    WHEREAS, ANHI desires to acquire the Membership Interests in exchange for the Exchange Shares, as hereinafter provided;

    WHEREAS, the parties intend that, after completion of the transactions described herein, ANHI will own all of the Membership Interests of ANCM, free and clear of all Liens (as defined in Section 3(a) hereof); and ANCM will become a single-member limited liability company and a wholly-owned subsidiary of ANHI;


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    WHEREAS, certain Members identified on Appendix A (the "Financed Members")
have pledged their Membership Interests (the "Pledged Interests") as collateral for loans obtained from ASF (the "ASF Loans");

    WHEREAS, ASF is prepared to release its security interest in the Pledged Interests, upon receipt by it of certificates representing the Exchange Shares issuable to the Financed Members, to be held by ASF as substitute collateral for the ASF Loans;

    WHEREAS, Management and each Member, by execution of this Agreement, are prepared to consent to the sale, assignment and transfer to ANHI of the Membership Interests pursuant to the terms and conditions of this Agreement and the substitution of ANHI as a Substituted Member in satisfaction of the requirements of the Operating Agreement; and

    WHEREAS, the closing of the sale and exchange described in this Agreement is expressly conditioned upon the closing (the "IPO Closing") of an initial public offering (the "Initial Public Offering") of Common Stock registered pursuant to a registration statement (the "IPO Registration Statement") which is expected to be filed on or about June 15, 1998;

    NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

    1. Sale and Exchange. Subject to the terms and conditions set forth herein, each Member hereby irrevocably and unconditionally agrees to sell, transfer, assign, convey and set over to ANHI, and ANHI hereby irrevocably and unconditionally agrees to purchase, all of such Members' right, title and interest in such Member's Membership Interest; provided, however, that the closing (the "Exchange Closing") of the transfer of such Member's Membership Interest and


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the issuance and delivery of the proper number of Shares in exchange therefor
(together, the "Exchange Transaction") shall only take place simultaneously with the IPO Closing. If the IPO Closing does not occur on or prior to May 31, 1999, this Agreement shall terminate without further liability or obligation of any party hereto.

    2. Consideration. As consideration for the sale by all Members of 100% of the Membership Interests, ANHI shall issue to the Members an aggregate of 7.5 million Shares (the "Total Consideration"). ANCM and all Members agree that the Total Consideration shall be allocated among the Members in the same proportion which such Member's capital account in ANCM bears to the aggregate capital accounts of all Members. By execution hereof, each Member acknowledges receipt from ANCM of the information necessary to calculate such proportion and the number of Exchange Shares issuable with respect to such Member's Membership Interest at the Exchange Closing (the "Proration Calculation"). ANCM shall provide each Member promptly (but in any event prior to the Exchange Closing) with any information which would result in a modification of the Proration Calculation.

    3. Representations of Members. Each Member hereby represents and warrants to ANHI for such Member (and not for any other Member) as follows:

         (a) Title to Interest. Such Member owns such Member's Membership Interest free and clear of all liens, claims, options, charges, pledges and encumbrances ("Liens"), except (as to each Financed Member) for the pledge of such Financed Member's Membership Interest as collateral for such Member's ASF Loan (the "ASF Lien").


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         (b) Organization and Standing. If an entity, such Member is duly organized and validly existing under the laws of its state of organization, is in good standing under such laws and has all requisite power and authority to execute, deliver and perform its obligations under the terms of this Agreement.

         (c) Authorization. (i) If an entity, all action on the part of such Member, its directors, managers or trustees and its equity owners has been taken which is necessary for the authorization, execution, delivery, performance by such Member of this Agreement and the consummation of the transactions contemplated herein.

              (ii) This Agreement is a legal, valid and binding obligation of such Member, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally and
(ii) the availability of equitable remedies as such remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (d) No Conflict. The execution, delivery and performance by such Member of this Agreement and such Member's compliance therewith does not and will not result in any violation of and will not conflict with, or result in a breach of, any of the terms of, or constitute a default under, any provision of state or federal or other law to which such Member is subject, such Member's organizational documents (if an entity), or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which such Member is a party or by which such Member is bound or to which such Member's properties are subject.


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


         (e) Receipt of All Information Requested. In connection with the issuance of such Member's pro rata share of the Total Consideration, such Member hereby acknowledges that such Member and such Member's attorney, accountant, purchaser representative or tax advisor, if any, has received and reviewed a draft preliminary prospectus represented to be in the form included in the IPO Registration Statement (the "Draft Preliminary Prospectus"), a copy of which is attached as Appendix B, and each of them has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of ANHI concerning the terms and conditions of the Exchange Transaction and the Public Offering. Such Member understands that, as of the date hereof, neither the Securities and Exchange Commission ("SEC") nor any securities commission or regulatory authority of any state of the United States has approved the issuance of the Exchange Shares or the Public Offering nor has any of them passed upon or endorsed the merits of the Exchange Transaction or the Public Offering or confirmed or determined the accuracy or adequacy of this Agreement or of any information contained in the Draft Preliminary Prospectus. Such Member further understands that, as of the date hereof, the information provided to such Member has not been reviewed by any federal, state, foreign or other regulatory authority. Such Member (together with such Member's advisors, if any) has such knowledge and experience in financial and business matters that such Member is capable of evaluating the merits and risks of the Exchange Transaction.

         (f) Restricted Securities. Such Member understands that the Exchange Shares such Member will be receiving are restricted securities under the Securities Act of 1933, as amended (the "Securities Act"), and that restricted securities may not be resold in the absence of registration or an exemption therefrom. Such Member understands and acknowledges that, as of the date hereof, the Exchange Shares have not been registered under the Act and there is


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currently no public market for the Exchange Shares in the United States. Such
Member further understands and acknowledges that even if the IPO Registration Statement is filed with the SEC, there can be no assurance that the IPO Registration Statement will be declared effective or, if it is declared effective, that a public market will develop. Even if the IPO Registration Statement becomes effective and a public market develops, such Member will have to wait at least one year before selling such Member's Exchange Shares into the public market, unless ANHI files a separate registration statement covering such Member's Exchange Shares (as provided in Section 7(b) hereof) or an exemption from registration is available under the Securities Act. Each Financed Member acknowledges that such Financed Member will be able to resell such Financed Member's Exchange Shares to the public only if the Exchange Shares are registered pursuant to a registration statement or if the sale is one year after the earlier of (A) the date such Financed Member's ASF Loan is repaid or (B) the date collateral other than such Financed Member's Exchange Shares is pledged to secure such Financed Member's ASF Loan. Resales of Exchange Shares by each Member who is an "affiliate" (as defined under the Securities Act) of ANHI (generally, directors, officers and holders of over 10% of the outstanding Common Stock) will be subject indefinitely by the volume limitations of Rule 144 promulgated under the Securities Act so long as such Member remains an affiliate.

         Each Member also understands that the certificates representing Exchange Shares will be legended to reflect the above restrictions.

         (g) No Distribution. Such Member is acquiring the Common Stock to be issued and sold hereunder for such Member's own account for investment and (except as contemplated by Section 7(b) hereof) not with a view to distribution thereof. Any sale, transfer or other disposition of Shares by such Member shall be made in conformity with this Agreement and all


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applicable requirements of the Securities Act, the Securities Exchange Act of
1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC promulgated thereunder.

         (h) No Reliance on Tax Advice. Such Member has been given the opportunity to review with such member's own tax advisors the federal, state and local tax consequences of the transactions contemplated by this Agreement. Except for matters addressed in the tax opinion to be provided to such Member pursuant to Section 7(d) hereof, such Member is relying solely on such advisors, if any, and not on any statements or representations of ANHI or any of its agents. Such Member understands that such Member (and not ANHI) shall be responsible for such Member's own tax liability that may arise as a result of the transactions contemplated by this Agreement. In particular, such Member, by execution of this Agreement, agrees and acknowledges that such Member has been given the opportunity to discuss with such Member's tax advisors, and understands, the following:

         ANCM is treated as a partnership for federal and most state income tax purposes. ANHI is a corporation for federal and state income tax purposes. Consequently, the Members will be exchanging what are in effect partnership interests for shares of a corporation, and will be taxed differently on the shares received from that of the interests given up in the exchange.

         Partnerships are pass-through entities for tax purposes. Therefore, partnerships are not subject to tax at the entity level. Rather, all tax items, including items of income, gain, loss, deduction and credit, pass through to the individual partners (or members, in the case of a limited liability company). Members must report such items on their individual income tax returns, and are taxed annually on their distributive share of income from the partnership, regardless of whether such income is actually distributed to the Members.

         Under the Internal Revenue Code of 1986, as amended, corporations and their shareholders are subject to two levels of tax. The corporation itself pays an annual corporate level tax on its income. If the corporation chooses to distribute earnings and profits to its shareholders in the form of dividends, the shareholders who receive such dividends (whether in cash or property) must include the value of the dividend in their gross income, and are therefore subject to tax at their individual rates on the value of the


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


    dividend. If the corporation does not choose to distribute earnings or profits to its shareholders, no tax would be paid by the shareholders on such earnings or profits.

         (i) Independent Legal Advice. Such Member acknowledges that such Member has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel. Such Member is relying solely on such counsel for legal advice with respect to this investment and the transactions contemplated by this Agreement.

         (j) Reliance on Representations. This Agreement is made by ANHI with such Member in reliance upon such Member's representations and covenants made in this Section 3, which by its execution of this Agreement such Member hereby confirms.

    4. Representations of ANHI. ANHI hereby represents, warrants and covenants to each Member, on the date hereof, as follows:

         (a) Organization and Standing. ANHI is a corporation duly incorporated and validly existing under the laws of the State of New York and is in good standing under such laws. ANHI has furnished such Member and its counsel with true, correct and complete copies of its Certificate of Incorporation, By-Laws and all amendments thereto to the date hereof.

         (b) Corporate Power. ANHI has all requisite corporate power and authority to execute, deliver and perform its obligations under the terms of this Agreement and to issue the Exchange Shares.

         (c) Authorization. No shares of ANHI have been, or will be, issued prior to the Exchange Transaction. All corporate action on the part of ANHI and its directors necessary for the authorization, execution, delivery and performance by ANHI of this


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Agreement and the consummation of the transactions contemplated herein, and for the authorization, issuance and delivery of the Exchange Shares, has been taken. The Agreement is a legal, valid and binding obligation of ANHI, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of equitable remedies as such remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (d) Validity of Exchange Shares. The Exchange Shares have been duly authorized for issuance and, when issued to such Member for the consideration set forth herein, will be duly and validly issued, fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. At the Closing, such Member will acquire good and valid title to the number of Exchange Shares determined by the Proration Calculation, in each case free and clear of any and all liens, claims, charges and encumbrances, restrictions on voting or alienation or otherwise, or adverse interests.

         (e) No Conflict. The execution, delivery and performance by ANHI of this Agreement and ANHI's compliance therewith and the issuance and sale of the Exchange Shares in accordance with the terms of this Agreement does not and will not result in any violation of and will not conflict with, or result in a breach of, any of the terms of, or constitute a default under, any provision of state or federal or other law to which ANHI is subject, ANHI's Certificate of Incorporation or By-laws, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which ANHI is a party or by which it is bound or to which its properties are subject.


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         (f) Governmental Approvals. Except for any of the following required by applicable federal and State securities laws, all of which have been or will be obtained or made in a timely manner, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality is or will be necessary for (i) the execution and delivery by ANHI of this Agreement, (ii) the offer, issue, sale and delivery of the Exchange Shares, or (iii) the performance by ANHI of its obligations under this Agreement or with respect to the Exchange Shares.

         (g) No Business Conducted. Except for preparation and filing of the IPO Registration Statement and the authorization, execution and performance of this Agreement, ANHI has conducted no business, owns no assets and has incurred no liabilities.

         (h) Reliance on Representations. This Agreement is made by such Member with ANHI in reliance upon ANHI's representations and covenants made in this
Section 4, which by execution of this Agreement ANHI hereby confirms.

    5. Members' Conditions of Closing. The transfer of a Member's Membership Interest to ANHI is subject to the completion of the IPO Closing and to the delivery to such Member (or, as to the Financed Members, to ASF pursuant to Section 7(g) hereof) of stock certificates representing the Exchange Shares issuable to such Member under this Agreement.

    6. ANHI's Conditions of Closing. The issuance by ANHI of Exchange Shares to a Member is subject to the completion of the IPO Closing.


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    7. Certain Covenants of the Parties. (a) No Violation of Representations.
Neither ANHI nor any Member shall hereafter take any action which would cause any representation or warranty of such party made herein to be untrue on or as of the Effective Date.

         (b) Registration of Exchange Shares. (i) As soon as practicable after ANHI satisfies the requirements to register Common Stock on Form S-3 promulgated under the Securities Act (expected to be 12 months after the IPO Closing), ANHI shall file a registration statement on Form S-3 (the "Resale Registration Statement") covering any and all Exchange Shares owned by all Class B Members for which ANHI receives Registration Requests (as defined below). ANHI shall, at least thirty (30) days prior to such filing, notify each Member in writing of its intention so to do at such Member's address as it appears in the stock records of ANHI (the "Filing Notice"). If a Member desires to include any or all of such Member's Exchange Shares in the Resale Registration Statement, it shall (within ten (10) days after delivery of the Filing Notice) provide ANHI with a notice specifying the number of Exchange Shares, if any, it wishes to include in such registration statement ("Registration Request"). Upon receipt of a Registration Request, ANHI shall include such Exchange Shares among the securities covered by the Resale Registration Statement. To the extent permitted by law, ANHI agrees to pay all costs and expenses in connection with the preparation and filing of the Resale Registration Statement, except underwriting discounts and commissions attributable to the Exchange Shares registered by such Member.

         (ii) When ANHI files the Resale Registration Statement, the Resale Registration Statement shall comply with the Securities Act and the rules and regulations thereunder, and ANHI shall: (A) use its best efforts to cause the Resale Registration Statement


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to become effective and remain effective for the period required to permit the public offering and sale of the Exchange Shares covered by the Resale Registration Statement (but not for more than 180 days following the effective date of the Resale Registration Statement), and, for such period of time, and as permitted by applicable rules and regulations, file amendments or supplements to the Resale Registration Statement or related prospectus covering the Exchange Shares as shall be necessary so that neither the Resale Registration Statement, nor any related prospectus, nor any amendment or supplement to either thereof, shall contain any material misstatement or omission and so that the Resale Registration Statement, prospectus, amendment and supplement will otherwise comply with all applicable legal requirements, (B) furnish to each Member such reasonable number of copies of the Resale Registration Statement and any related preliminary and final prospectuses, and any such amendments or supplements, as each Member may request, (C) use its best efforts to register or qualify the Exchange Shares of each Member included in the Resale Registration Statement under the securities or "blue sky" laws of such states as each Member may reasonably designate, to the extent that such registration or qualification shall be required; provided, however, that ANHI shall not be required to undertake such registration or qualification in any jurisdiction where it shall be necessary for ANHI to execute a general consent to service or to qualify to do business or otherwise subject itself to taxation by virtue of such registration or qualification, and (D) indemnify and hold harmless each Member and each underwriter (within the meaning of the Securities Act) acting in connection with the offering or sale of securities by each Member, and each person, if any, who controls (within the meaning of the Securities Act) each Member or such underwriter, against any and all losses, claims, damages, expenses or liabilities, joint or several, to which each Member, such underwriter or controlling person may become subject under the Securities Act or under any federal or state


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securities law, or at common law, or otherwise, insofar as such losses, claims, damages, expenses or liabilities arise out of or based upon an untrue statement or an alleged untrue statement of a material fact contained in the Resale Registration Statement, in any related prospectus or in any amendment, or supplement to, either thereof, or arise out of or are based upon an omission or an alleged omission to state in any thereof a material fact required to be stated therein or necessary in order to make the statements therein not misleading, provided, however, that the indemnity contained in this clause (D) shall not apply to any such loss, claim, damage, expense or liability arising out of or based upon any such untrue statement or omission made in reliance upon and in conformity with written information furnished to ANHI by each Member or by such underwriter or controlling person expressly for use in the preparation of such registration statement, related prospectus, amendment or supplement.

         (iii) Each Member whose Exchange Shares are included in the Resale Registration Statement will indemnify ANHI, each of its directors, each of its officers who has signed the Resale Registration Statement and each person, if any, who controls (within the meaning of the Securities Act) ANHI against any and all losses, claims, damages, expenses or liabilities to which ANHI, such director, officer or controlling person may become subject under the Securities Act or under any federal or state securities law, or at common law, or otherwise, insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon an untrue statement or an alleged untrue statement of a material fact contained in the Resale Registration Statement, in any related prospectus or in any amendment of, or supplement to, either thereof, or arise out of or are based upon an omission or an alleged omission to state in any thereof a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue


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statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished to ANHI by such Member expressly for use in the preparation of the Resale Registration Statement, or any related prospectus, amendment or supplement.

         (iv) Each Member whose Exchange Shares are included in the Resale Registration Statement hereby agrees to cooperate to any reasonable extent with ANHI in the preparation of the Resale Registration Statement, any related prospectus, or any amendment or supplement to either thereof, referred to in this Section 7(b), and to the extent such Member's Shares are to be included in the Resale Registration Statement, to supply ANHI with such information relating to such Member and to the proposed terms of the public offering concerning such Member's Shares as is customarily required of a selling shareholder in a registration statement such as the Resale Registration Statement.

         (c) Effect of the Exchange Closing on ANCM. Effective on the Exchange
Closing:

         (i) ANHI shall become the sole Member of ANCM;

         (ii) All Schedules in the Operating Agreement referring to Members shall be deemed amended to reflect the substitution of ANHI as the sole Class A Member and the sole Class B Member of ANCM;

         (iii) Management shall withdraw as Manager of ANCM;

         (iv) ANHI, as holder of all of the Membership Interests in ANCM, will vote to continue the business of the ANCM pursuant to the terms and conditions of the Operating Agreement; and

         (v) ANHI will be substituted as the new Manager of ANCM.


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         (d) Tax Opinion. On or before June 30, 1998, ANHI shall furnish to each
Member an opinion of Meltzer, Lippe, Goldstein, Wolf & Schlissel, P.C., counsel to ANHI, that the Exchange Transaction contemplated hereby will not be a taxable event to such Member.

         (e) Further Assurances. (i) The Members agree that they will at their own expense do, execute and deliver, or will cause to be done, executed and delivered, all such further acts, documents or instruments which shall be necessary and appropriate to vest in or confirm as belonging to ANHI, its successors and assigns, the Membership Interests assigned hereunder or which ANHI may reasonably request from time to time to carry our the purposes and intent of this Agreement.

         (ii) ANHI agrees that it will at its expense do, execute and deliver, or will cause to be done, executed and delivered, all such further acts, documents or instruments which shall be necessary and appropriate to vest in or confirm as belonging to each Member, such Member successors and assigns, the Exchange Shares issuable to such Member hereunder or which such Member may reasonably request from time to time to carry out the purposes and intent of this Agreement.

         (f) Determination of Value of Total Consideration. Each Member acknowledges that the number of shares of Common Stock to be issued in the Public Offering (the "Public Shares") and the price per share of the Public Shares have not yet been determined and that the determination of such number and price will affect the aggregate percentage of ANHI owned by all Members and the market value of the Total Consideration but should not affect the amount of the Total Consideration which such Member receives relative to the amounts received by the other Members. Each Member further acknowledges and agrees that the

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Class A Members will make the final determinations of such number and price, that such determinations will be final and binding on all Members and that such determinations shall not modify, limit or otherwise affect the obligations of any Member under this Agreement, provided, that such determinations shall not change the number (or the basis for calculating the number) of Shares issuable to such Member pursuant to the Proration Calculation.

         (g) Covenants Regarding Pledged Interests. Each Financed Member hereby authorizes and directs ANCM to deliver to ASF copies of all information pertaining to such Member's Proration Calculation and authorizes and directs ANHI, upon issuance of such Financed Member's Exchange Shares, to deliver the certificates representing such Exchange Shares to ASF. ASF agrees to accept and hold such Exchange Shares as collateral to secure repayment of such Financed Member's ASF Loan in substitution for such Financed Member's Pledged Interests. Upon delivery to ASF of the certificates representing such Exchange Shares, the ASF Lien on such Financed Member's Pledged Interest shall be deemed released, terminated and of no further force and effect. Each Financed Member, ANHI and ASF shall at its own expense do, execute and deliver, or will cause to be done, executed or delivered, all such further acts, documents or instruments as shall be necessary and appropriate, or which may reasonably be requested, to carry out the purposes and intent of this paragraph (g).

         (h) Lock-up Agreement. Each Member agrees to execute, upon request by ANH, a lock-up agreement restricting sale of such Member's Exchange Sales for a period of six months after the IPO Closing, substantially in the form annexed hereto as Appendix C.

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    8. Miscellaneous

         (a) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

         (b) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, with respect to the subject matter hereof.

         (c) Succession, Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of such party's rights, interests, or obligations hereunder without the prior written approval of the other parties.

         (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (e) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then five business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient at the addresses set forth on Appendix A hereto. Any party may send any

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notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth on Appendix A hereto using any other means (including personal delivery, expedited courier messenger service, telecopier, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient or actual delivery is refused by the addressee upon presentation. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

         (g) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         (h) Amendments And Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the party alleged to be bound thereby. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (i) Severability. If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances.

         (j) Construction. Any reference to any federal, state or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

         (k) Incorporation of Appendices. The Appendices identified in this Agreement are incorporated herein by reference and made a part hereof.

         (l) Specific Performance. Each of the Parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific sections or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter (subject to the provisions set forth in paragraph (m) of this Section 8), in addition to any other remedy to which they may be entitled at law or in equity.

         (m) Submission to Jurisdiction. Each of the parties submits to the jurisdiction of any state or federal court sitting in Nassau County, New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Subject to paragraph (l) of this Section 8, each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Parties expressly and irrevocably agree
(i) that they each waive any objection to venue in the Federal or state courts located in the State of New York so that any action in law or equity in respect of this Agreement and the transactions contemplated hereby may be brought and maintained in any such court; and (ii) that service of process in any such action may be effected against either party by certified or registered mail or as may otherwise be permitted by applicable federal Rules of Civil Procedure or rules of the Courts of the State of New York. In addition, each of the parties hereto hereby expressly and irrevocably (x) waives in respect of any action in any federal or State court located in the State of New York or any resulting judgment any objection to the jurisdiction of any such court and (y) agrees not to attempt to change the situs of such action on the ground that any other court in any other jurisdiction is more suitable forum for the hearing and adjudication of any claim or dispute raised in such action.

    9. Revision Rights. Each Member acknowledges that ANCM has offered to such Member the opportunity to rescind such Members' purchase of such Member's Membership Interest and to recover the consideration paid or contributed by such Member for such

Membership Interest with interest thereon, less the amount of any income received thereon. By EXECUTION OF THIS AGREEMENT, SUCH MEMBER ELECTS NOT TO RESCIND AND TO CONFIRM SUCH MEMBER'S PURCHASE OF SUCH MEMBERSHIP INTEREST.

               [Remainder of this page intentionally left blank.]

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


ARBOR NATIONAL HOLDINGS, INC.          ARBOR NATIONAL COMMERCIAL
                                       MORTGAGE, LLC

                                       By: Arbor Management, LLC

By: /s/ Ivan Kaufman
   ----------------------------
   Ivan Kaufman, President

                                       By: /s/ Ivan Kaufman
                                          ------------------------------
                                          Ivan Kaufman, President

ARBOR SECURED FUNDING, INC.

By: /s/ Ivan Kaufman
   ----------------------------
   Ivan Kaufman, President


CLASS A MEMBERS:

/s/ Ivan Kaufman
-------------------------------      IVAN KAUFMAN GRANTOR RETAINED ANNUITY TRUST
Ivan Kaufman

Trust pursuant to the TRUST            By: /s/ Ivan Kaufman
AGREEMENT dated as of the 22nd day of     -------------------------------
MARCH, 1994, made by IVAN                 Ivan Kaufman, Trustee
KAUFMAN and LISA KAUFMAN, as
Grantors and RICHARD A. LIPPE as
Trustee.                               ARBOR MANAGEMENT, LLC

By: /s/ Richard A. Lippe               By: /s/ Ivan Kaufman
   ----------------------------           -------------------------------
   Richard A. Lippe, Trustee              Ivan Kaufman, President

CLASS B MEMBERS:


/s/ Walter K. Horn                        /s/ Camila Bellick
-------------------------------           -------------------------------
Walter K. Horn                            Camila Bellick

/s/ Joseph Martello                       /s/ Robert Schooley
-------------------------------           -------------------------------
Joseph Martello                           Robert Schooley

/s/ R. Dennis Cullen                      /s/ Paul Elenio
-------------------------------           -------------------------------
R. Dennis Cullen                          Paul Elenio

/s/ Douglas M. Kramer                     /s/ Mona Swedroe
-------------------------------           -------------------------------
Douglas M. Kramer                         Mona Swedroe

/s/ John Caulfield                        /s/ Elliot Silverman
-------------------------------           -------------------------------
John Caulfield                            Elliot Silverman

/s/ John Natalone                         /s/ James Boris
-------------------------------           -------------------------------
John Natalone                             James Boris

/s/ Ellen Segal                           /s/ Daniel Palmier
-------------------------------           -------------------------------
Ellen Segal                               Daniel Palmier

/s/ Thomas Gurney                         /s/ Terence Baydala
-------------------------------           -------------------------------
Thomas Gurney                             Terence Baydala

/s/ Paul F. Morehouse, Jr.
-------------------------------
Paul F. Morehouse, Jr.

/s/ Staci Mankoff
-------------------------------
Staci Mankoff

/s/ Ralph Daruns
-------------------------------
Ralph Daruns

/s/ Angela Mirizzi                        /s/ David Queen
-------------------------------           -------------------------------
Angela Mirizzi                            David Queen

/s/ Victor P. Bove                        /s/ J. Van Provosty
-------------------------------           -------------------------------
Victor P. Bove                            J. Van Provosty

                                     APPENDIX A

                           Names and Addresses of Members
                           ------------------------------


Name                        Address/Telephone/Telecopier         Financed (Y/N)
----                        ----------------------------         --------------

CLASS A MEMBERS:

Arbor Management, LLC         333 Earle Ovington Blvd.                  No
                              Uniondale, NY 11553
                              516 832-8002
                              516 832-8045 Fax

Ivan and Lisa Kaufman         333 Earle Ovington Blvd.                  No
Family Trust                  Uniondale, NY 11553
                              516 832-8002
                              516 832-8045 Fax

Ivan Kaufman Grantor          333 Earle Ovington Blvd.                  No
Retained Annuity Trust        Uniondale, NY 11553
                              516 832-8002
                              516 832-8045 Fax

Ivan Kaufman                  17 Steven Lane                            No
                              Kings Point, NY 11024
                              516 829-1509
                              516 773-8078 Fax

CLASS B MEMBERS:

Walter K. Horn                121 Weyford Terrace                       No
                              Garden City, NY 11530
                              516 741-5466
                              516 873-1181 Fax

Joseph Martello               32 Burham Drive                           Yes
                              Smithtown, NY 11787
                              516 724-8169
                              516 361-7064 Fax

R. Dennis Cullen              56 Curtis Place                           Yes
                              Maplewood, NJ 07040
                              201 762-4160

Name                      Address/Telephone/Telecopier           Financed (Y/N)
----                      ----------------------------           --------------

Douglas Kramer                329 East Penn Street                      Yes
                              Long Beach, NY 11561
                              516 889-3734

John Caulfied                 12 Heidie Court                           No
                              St. James, NY 11570
                              516 862-0185

John Natalone                 19 Fowler Lane                            Yes
                              Mt. Sinai, NY 11766
                              516 474-8273

Ellen Segal                   42 Nobscot Road                           No
                              Newton, MA  02159
                              617 527-3333

Thomas Gurney                 4055 Aldrich Lane                         Yes
                              P.O. Box 271
                              Laurel, NY 11948
                              516 298-0061

Paul F. Morehouse, Jr.        3 Wayside Lane                            Yes
                              Canton, MA 02021
                              617 828-6928

Staci Mankoff                 5330 Pebblebrook Drive                    No
                              Dallas, TX 75229
                              214 361-5705

Ralph Daruns                  4943 Stony Ford                           Yes
                              Dallas, TX 75287
                              972 267-1345

Camila Bellick                20 Juneau Blvd.                           Yes
                              Woodbury, NY 11797
                              516 692-9505
                              516 367-2169 Fax

Robert Schooley               290 Lombard Street                        Yes
                              San Francisco, CA 94133
                              415 989-0717

Name                      Address/Telephone/Telecopier           Financed (Y/N)
----                      ----------------------------           --------------


Paul Elenio                   10 Cornell Avenue                         Yes
                              Hicksville, NY 11801
                              516 822-8148

Mona Swedroe                  403 Conway Village                        No
                              St. Louis, MO 63141
                              314 878-0922
                              314 878-0982 Fax

Elliot Silverman              21 Broadview Farm Road                    Yes
                              St. Louis, MO 63141
                              314 576-6965
                              314 576-2978

James F. Boris III            77 Trent Court                            Yes
                              Burr Ridge, IL 60532
                              630 325-5994

Daniel Palmier                349 Sound Beach Avenue                    Yes
                              Old Greenwich, CT 06870
                              203 698-0662

Terence Baydala               82 Bulson Road                            Yes
                              Rockville Centre, NY 11570
                              516 766-0959

Angela Mirizzi                303 Woodbine                              Yes
                              Staten Island, NY 10314
                              718 370-9208

Victor P. Bove                90 Gray Street                            Yes
                              North Andover, MA 01845
                              508 686-7765

David Queen                   3 Heron Hill                              Yes
                              Stonybrook, NY 11790
                              516 751-7168

J. Van Provosty               4040 Whitewater Creek Road                No
                              Atlanta, GA 30327
                              404 237-6269

                                      APPENDIX B

                             Draft Preliminary Prospectus

                                      APPENDIX C


                          FORM OF LOCK-UP LETTER AGREEMENT


Lehman Brothers Inc.
Friedman, Billings, Ramsay & Co., Inc.
As Representatives of the
  several underwriters
c/o Lehman Brothers Inc.
Three World Financial Center
New York, NY 10285

Dear Sirs:

     The undersigned understands that Lehman Brothers Inc. and Friedman, Billings, Ramsey & Co., Inc., as representatives (the "Representatives") of the several underwriters (the "Underwriters") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by the Underwriters, including the Representatives, of shares (the "Shares") of Common Stock, par value $__ per share (the "Common Stock"), of Arbor National Holdings, Inc. (the "Company"), and that the Underwriters propose to reoffer the Shares to the public (the "Offering").

     In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Representatives, the undersigned will not, directly or indirectly, (1)* offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future
of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock (other than the Shares) owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 180 days after the date of the final Prospectus relating to the Offering.

     In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

     It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting

Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, we will be released from our obligations under this Look-Up Letter Agreement.

     The undersigned understands that the Company, the Underwriters and the stockholders selling shares in the Offering will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                              Very truly yours,



                              ------------------------------------------
                              Name of Holder


                              ------------------------------------------
                              Signature



Dated:
      ----------------------------


* except for shares of Common Stock pledgd to Arbor Secured Funding, Inc. as of the date hereof.